Exhibit 10.93

TENTH AMENDMENT

TO THE

CAESARS ENTERTAINMENT

401(k) SAVINGS PLAN

WHEREAS, The Restated Caesars Entertainment 401(k) Savings Plan (the “Plan”) was adopted on March 22, 2001;

WHEREAS, Article XIII of the Plan, as revised by the Sixth Amendment to the Plan, provides that the Human Resources Committee of the Board of Directors of Harrah’s Entertainment, Inc. has the power to amend the Plan;

WHEREAS, the First Amendment to the Plan was adopted on November 21, 2001;

WHEREAS, the Second Amendment to the Plan was adopted on December 31, 2002;

WHEREAS, the Third Amendment to the Plan was adopted on December 30, 2003;

WHEREAS, the Fourth Amendment to the Plan was adopted on December 30, 2004;

WHEREAS, the Fifth Amendment to the Plan was adopted on June 10, 2005;

WHEREAS, the Sixth Amendment to the Plan was adopted on December 13, 2005;

WHEREAS, the Seventh Amendment to the Plan was adopted on December 27, 2005;

WHEREAS, the Eight Amendment to the Plan was adopted on December 23, 2005;

WHEREAS, the Ninth Amendment to the Plan was adopted on May 5, 2006;

WHEREAS, it has been decided that it would be desirable to merge the Grand Casinos 401(k) Savings Plan (the “Grand Plan”) into the Plan;

WHEREAS, it has also been decided to expand the reasons upon which a hardship distribution will be made as permitted under the final IRS 401(k) regulations; and

WHEREAS, it is necessary to amend the Plan in order to provide for (i) the merger of the Grand Plan into the Plan; and (ii) additional reasons upon which a participant will be deemed to have an immediate and heavy financial need for purposes of receiving a hardship distribution.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.             Sections 7.6(a) is amended by: (a) deleting the word “and” at the end of subparagraph (iv) and (b) revising subparagraph (v) to read as follows:

“(v)         Payment for burial or funeral expenses for the Participant’s deceased parent, spouse, child, or dependent; and”

2.             A new subparagraph (vi) is added to Section 7.6(a) to read:

“(vi)        Expenses for the repair of damage to a Participant’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds 10 percent of adjusted gross income).”

3.             The following new Article XXVI is added to the Plan immediately following Article XXV to read:

“ARTICLE XXVI

SPECIAL PROVISIONS PERTAINING TO THE

MERGER OF THE GRAND CASINOS 401(k) SAVINGS PLAN INTO THE PLAN

26.1  General.  Effective as of August 31, 2006, the Grand Casinos 401(k) Savings Plan (the “Grand Plan”) shall be merged into the Plan so that all assets of the Grand Plan shall be transferred to the Plan for application under the terms of the Plan and the liabilities for benefits under the Grand Plan through August 31, 2006, shall be assumed by the Plan.

26.2  Transfer of Account Balances.  In connection with the merger of the Grand Plan into the Plan, amounts reflecting the account balance in each account under the Grand Plan as of August 31, 2006 with respect to each participant under the Grand Plan as of such date shall be accounted for under the Plan in accordance with the following rules:

(a)           Amounts transferred from the Grand Plan to this Plan consisting of a Participant’s “salary deferral contribution account” (as such term is defined in the Grand Plan) shall be credited to such Participant’s Salary Deferral Contribution Account under this Plan.

(b)           Amounts transferred from the Grand Plan to this Plan consisting of a Participant’s “matching contribution account” (as such term is defined in the Grand Plan) shall be credited to such Participant’s Matching Contribution Account under this Plan.

(c)           Amounts transferred from the Grand Plan to this Plan consisting of a Participant’s “rollover contribution account” (as such term is defined in the Grand Plan) shall be credited to such Participant’s Rollover Contribution Account under this Plan.

(d)           Amounts transferred from the Grand Plan to this Plan consisting of a Participant’s “after tax contribution account” (as such term is defined in the Grand Plan) shall be credited to such Participant’s After Tax Contribution Account under this Plan.

(e)           Amounts transferred from the Grand Plan to this Plan consisting of a Participant’s “caesars old match subaccount” (as such term is defined in the Grand Plan) shall be credited to a separate subaccount established under such Participant’s Matching Contribution Account under this Plan called the “Caesars Old Match Subaccount”.  Notwithstanding the provisions of Section 7.3, a Participant shall be fully vested at all times in his Caesars Old Match Subaccount.

(f)            Amounts transferred from the Grand Plan to this Plan consisting of a Participant’s “caesars prior plan subaccount” (as such term is defined in the Grand Plan) shall be credited to a separate subaccount established under such Participant’s Matching Contribution Account under this Plan called the “Caesars Prior Plan Subaccount”.  Notwithstanding the provisions of Section 7.3, a Participant shall be fully vested at all times in his Caesars Prior Plan Subaccount.

(g)           Amounts transferred from the Grand Plan to this Plan consisting of a Participant’s “vested match subaccount” (as such term is defined in the Grand Plan) shall be credited to a separate subaccount established under such Participant’s Matching Contribution Account under this Plan called the “Vested Match Subaccount”.  Notwithstanding the provisions of Section 7.3, a Participant shall be fully vested at all times in his Vested Match Subaccount.

(h)           Amounts transferred from the Grand Plan to this Plan consisting of a Participant’s “catch-up contribution account” (as such term is defined in the Grand Plan) shall be credited to such Participant’s Catch-Up Contribution Account under this Plan.

26.3  Distributions.  The provisions of Article VII shall apply to any individual who has an account balance transferred from the Grand Plan to this Plan pursuant to this Article XXVI.

26.4  Special Withdrawal Rule for Participants with Caesars Prior Plan Subaccounts.  A Participant who has a Caesars Prior Plan Subaccount under the Plan may elect to withdraw all or a portion of his Caesars Prior Plan Subaccount at any time.

26.5  Loans.  Any outstanding loans transferred to the Plan from the Grand Plan will continue to be held on the same terms as those contained in the loan agreement between the Participant and the Grand Plan, except that the Plan will be substituted as the obligee of the loan.

26.6  Benefit Options.  All applicable “benefit options” (within the meaning of Section 411(d)(6)(B)(ii) of the Code and the Treasury Regulations thereunder) that are attributable to any amounts transferred from the Grand Plan shall continue to apply with respect to such transferred amounts held under this Plan.

26.7  Restoration of Forfeitures.  The provisions of Section 7.3(e) (relating to the restoration of forfeitures) shall apply to any individual who:  (i) was a participant in the Grand Plan, (ii) terminated employment with a participating employer under the Grand Plan, prior to the time such individual’s accounts under the Grand Plan are transferred to this Plan, (iii) received a distribution of his vested interest under the Grand Plan, (iv) was reemployed by the Employer prior to completing five (5) consecutive One Year Breaks in Service (including, for this purpose, any one year breaks in service that might have occurred under the Grand Plan), and (v) repays the full amount previously distributed to him within five years of the date he is reemployed by the Employer.”

4.             Appendix A is amended to read as follows:

“APPENDIX A

Names of Employers & Locations

Each Employer listed below has adopted the Plan for all Eligible Employees at each of its locations unless indicated otherwise.

Parball Corporation (Bally’s & Paris Las Vegas)

FHR Corporation

Flamingo Hilton – Laughlin, Inc.

Bally’s Park Place Inc. (New Jersey)

Atlantic City Country Club, Inc.

Caesars World, Inc.

Caesars World Business Services Corporation

Caesars World Entertainment, Inc.

Caesars World Merchandising, Inc.

Desert Palace, Inc. dba Caesars Palace LV

Boardwalk Regency Corporation (Caesars Atlantic City)

Bally’s Skyscraper, Inc. (Claridge Atlantic City)

Roman Holding Corporation of Indiana (Caesars Indiana)

Harrah’s Imperial Palace Corp.

Grand Casinos, Inc.

BL Development Corp. – Grand Tunica

Grand Casinos of Mississippi, Inc. – Grand Biloxi

Sheraton Tunica Corporation

Grand Casinos of Mississippi, LLC – Regional, Grand Gulf

Harrah’s Entertainment, Inc. –  Effective January 1, 2006, the group of Eligible Employees consists solely of those salaried employees who perform services at any Grand Casinos property and who are required to be covered by this Plan in connection with the Agreement and Plan of Merger, dated July 14, 2004, of Caesars Entertainment, Inc. into Harrah’s Entertainment, Inc.”

5.             Effective Dates.

(a)           The amendments made by paragraphs 1 and 2 shall be effective as of August 4, 2006.

(b)           The amendment made by paragraph 2 shall be effective as of August 31, 2006.

IN WITNESS WHEREOF, the undersigned officer of Harrah’s Entertainment, Inc. hereby adopts this Tenth Amendment to the Plan on this 21st day of September, 2006.

By:

Nizar Jabara

Vice President-Compensation, Benefits, and HRSS